Exhibit 1.1

Enbridge Inc.

6.00% Fixed-to-Floating Subordinated Notes Series 2016-A due 2077

Amendment to Underwriting Agreement

Calgary, Alberta

December 19, 2016

J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the several

Underwriters named in Schedule II to the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement, dated as of December 12, 2016 (the “Underwriting Agreement”), by and among Enbridge Inc., a corporation incorporated under the laws of Canada (“the Company”), and the several underwriters named in Schedule II thereto.  Capitalized terms used but not defined in this letter agreement shall have the meanings given to them in the Underwriting Agreement.

Pursuant to Section 3 of the Underwriting Agreement, the Company and the Representatives hereby mutually agree that delivery of and payment for the Securities shall be made on December 20, 2016 at 7:00 a.m. (Calgary Time) (such date and time of delivery and payment for the Securities being the “Closing Date” for purposes of the Underwriting Agreement), instead of on December 19, 2016.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  Except as expressly modified by this letter agreement, the Underwriting Agreement shall continue to be in full force and effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ENBRIDGE INC.

By:		/s/ Patrick R. Murray
	Name:	Patrick R. Murray
	Title:	Vice President, Treasury

By:		/s/ Tyler W. Robinson
	Name:	Tyler W. Robinson
	Title:	Vice President & Corporate Secretary

[Signature Page to Amendment to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:		/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

[Signature Page to Amendment to Underwriting Agreement]

HSBC SECURITIES (USA) INC.

By:		/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Vice President

[Signature Page to Amendment to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:		/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

For themselves and the other several Underwriters named in Schedule II to the Underwriting Agreement.

[Signature Page to Amendment to Underwriting Agreement]